Exhibit 99.1
Procore Announces Second Quarter 2024 Financial Results
CARPINTERIA, CA – August 1, 2024 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the second quarter ended June 30, 2024.
“We are in the early innings of transforming one of the largest and least digitized industries in the world,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “I am excited about the future of Procore as we embark on the next phase of our journey by connecting everyone in construction on a global platform.”
“We delivered a record operating margin in Q2 as we continue to demonstrate improved operating leverage in the business,” said Howard Fu, CFO of Procore. “Our financial model gives us the flexibility to accelerate our investment in go-to-market and capture the long-term growth opportunity ahead.”
Second Quarter 2024 Financial Highlights:
•Revenue was $284 million, an increase of 24% year-over-year.
•GAAP gross margin was 83% and non-GAAP gross margin was 87%.
•GAAP operating margin was (5%) and non-GAAP operating margin was 17.6%.
•Operating cash inflow for the second quarter was $59 million.
•Free cash inflow for the second quarter was $47 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 94% in the second quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,191 as of June 30, 2024, an increase of 20% year-over-year.
•Added 152 net new organic customers in the second quarter, ending with a total of 16,750 organic customers.
•Announced a number of innovations to the Procore platform to deepen access to AI, improve field productivity, and drive efficient cost management, including enhancements to Maps and Locations and a new integration of Procore Copilot via Microsoft Teams.
•Announced the launch of the FedRAMP authorization process to strengthen cloud security for Federal customers.
•Recognized by U.S. News as one of the Best Companies to Work For.

Third Quarter and Full Year 2024 Outlook:
Procore is providing the following guidance for the third quarter and full year 2024:
•Third Quarter 2024 Outlook:
◦Revenue is expected to be in the range of $286 million to $288 million, representing year-over-year growth of 15% to 16%.
◦Non-GAAP operating margin is expected to be in the range of 9% to 10%.
•Full Year 2024 Outlook:
◦Revenue is expected to be in the range of $1,141 million to $1,144 million, representing year-over-year growth of 20%.
◦Non-GAAP operating margin is expected to be in the range of 10% to 11%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m., Pacific Time, on Thursday, August 1, 2024. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the market in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future.The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$284,347	$228,536	$553,775	$442,062
Cost of revenue(1)(2)(3)	48,101	42,304	93,824	82,506
Gross profit	236,246	186,232	459,951	359,556
Operating expenses
Sales and marketing(1)(2)(3)(4)	127,922	125,362	248,916	242,725
Research and development(1)(2)(3)(4)	72,308	73,216	142,907	153,252
General and administrative(1)(3)(4)	50,792	46,383	101,810	91,571
Total operating expenses	251,022	244,961	493,633	487,548
Loss from operations	(14,776)	(58,729)	(33,682)	(127,992)
Interest income	5,814	4,943	11,752	9,891
Interest expense	(472)	(491)	(951)	(987)
Accretion income, net	3,761	2,031	6,849	3,663
Other expense, net	(148)	(313)	(492)	(523)
Loss before provision for income taxes	(5,821)	(52,559)	(16,524)	(115,948)
Provision for income taxes	490	322	753	380
Net loss	$(6,311)	$(52,881)	$(17,277)	$(116,328)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.37)	$(0.12)	$(0.83)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	146,938,942	141,238,489	146,207,469	140,446,873

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$3,683	$2,880	$6,868	$5,376
Sales and marketing	15,671	14,470	28,691	27,574
Research and development	17,628	16,270	31,363	36,051
General and administrative	13,961	9,909	25,690	20,384
Total stock-based compensation expense*	$50,943	$43,529	$92,612	$89,385
*Includes amortization of capitalized stock-based compensation of $1.7 million and $1.0 million, respectively, for the three months ended June 30, 2024 and 2023; and $3.3 million and $2.0 million, respectively, for the six months ended June 30, 2024 and 2023; which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$6,156	$5,493	$12,041	$10,986
Sales and marketing	3,145	3,106	6,251	6,213
Research and development	665	675	1,340	1,409
Total amortization of acquired intangible assets	$9,966	$9,274	$19,632	$18,608
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$161	$139	$373	$306
Sales and marketing	788	618	2,052	1,617
Research and development	900	891	2,568	2,247
General and administrative	494	503	1,539	1,135
Total employer payroll tax on employee stock transactions	$2,343	$2,151	$6,532	$5,305
(4)Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Sales and marketing	$1,000	$548	$1,448	$1,454
Research and development	—	204	—	6,188
General and administrative	563	—	563	—
Total acquisition-related expenses	$1,563	$752	$2,011	$7,642

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	June 30, 2024	December 31, 2023

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$356,239	$357,790
Marketable securities, current	379,120	320,161
Accounts receivable, net	158,700	206,644
Contract cost asset, current	30,946	28,718
Prepaid expenses and other current assets	41,471	42,421
Total current assets	966,476	955,734
Marketable securities, non-current	45,430	—
Capitalized software development costs, net	95,763	83,045
Property and equipment, net	34,895	36,258
Right of use assets - finance leases	33,051	34,375
Right of use assets - operating leases	35,255	44,141
Contract cost asset, non-current	44,193	44,564
Intangible assets, net	142,293	137,546
Goodwill	550,363	539,354
Other assets	19,316	18,551
Total assets	$1,967,035	$1,893,568
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$26,951	$13,177
Accrued expenses	71,253	100,075
Deferred revenue, current	494,680	501,903
Other current liabilities	31,894	27,275
Total current liabilities	624,778	642,430
Deferred revenue, non-current	6,135	7,692
Finance lease liabilities, non-current	42,468	43,581
Operating lease liabilities, non-current	32,578	37,923
Other liabilities, non-current	5,278	6,332
Total liabilities	711,237	737,958
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,414,224	2,295,807
Accumulated other comprehensive loss	(2,327)	(1,375)
Accumulated deficit	(1,156,114)	(1,138,837)
Total stockholders’ equity	1,255,798	1,155,610
Total liabilities and stockholders’ equity	$1,967,035	$1,893,568

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	June 30,		Change
	2024	2023	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$724,832	$622,639	$102,193	16%
Non-current	310,381	226,877	83,504	37%
Total remaining performance obligations	$1,035,213	$849,516	$185,697	22%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Operating activities
Net loss	$(6,311)	$(52,881)	$(17,277)	$(116,328)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	49,225	42,487	89,357	87,425
Depreciation and amortization	20,843	17,336	40,894	34,210
Accretion of discounts on marketable debt securities, net	(3,661)	(2,030)	(6,749)	(3,662)
Abandonment of long-lived assets	312	94	580	535
Noncash operating lease expense	2,259	2,604	4,993	5,232
Unrealized foreign currency loss, net	(365)	149	714	557
Deferred income taxes	1	3	2	5
Provision for credit losses	216	2,004	405	3,730
Increase (decrease) in fair value of strategic investments	118	42	(641)	6
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(19,019)	(19,371)	48,994	23,577
Deferred contract cost assets	(1,662)	(3,170)	(2,089)	(3,630)
Prepaid expenses and other assets	494	(2,848)	(190)	1,701
Accounts payable	10,124	(3,499)	13,279	1,149
Accrued expenses and other liabilities	3,707	(2,929)	(30,447)	(31,110)
Deferred revenue	3,231	13,093	(10,877)	19,582
Operating lease liabilities	(817)	(2,761)	(3,108)	(5,381)
Net cash provided by (used in) operating activities	58,695	(11,677)	127,840	17,598
Investing activities
Purchases of property and equipment	(1,874)	(2,521)	(3,963)	(4,694)
Capitalized software development costs	(10,218)	(9,400)	(19,732)	(17,351)
Purchases of strategic investments	(862)	(293)	(1,072)	(442)
Purchases of marketable securities	(222,940)	(139,286)	(324,374)	(229,282)
Maturities of marketable securities	118,798	118,817	226,099	222,726
Sales of marketable securities	—	5,452	—	5,452
Originations of materials financing	—	(7,930)	—	(17,007)
Customer repayments of materials financing	202	7,638	1,483	12,996
Acquisition of a business, net of cash acquired	(25,945)	—	(25,945)	—
Asset acquisitions, net of cash acquired	(3,787)	—	(3,792)	—
Net cash used in investing activities	(146,626)	(27,523)	(151,296)	(27,602)
Financing activities
Proceeds from stock option exercises	2,790	7,217	9,915	10,939
Proceeds from employee stock purchase plan	13,187	13,006	13,187	13,006
Principal payments under finance lease agreements, net of proceeds from lease incentives	(220)	(520)	(669)	(930)
Net cash provided by financing activities	15,757	19,703	22,433	23,015
Net increase in cash and cash equivalents	(72,174)	(19,497)	(1,023)	13,011
Effect of exchange rate changes on cash	757	(53)	(528)	(309)
Cash and cash equivalents, beginning of period	427,656	332,068	357,790	299,816
Cash and cash equivalents, end of period	$356,239	$312,518	$356,239	$312,518

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$284,347	$228,536	$553,775	$442,062
Gross profit	236,246	186,232	459,951	359,556
Stock-based compensation expense	3,683	2,880	6,868	5,376
Amortization of acquired technology intangible assets	6,156	5,493	12,041	10,986
Employer payroll tax on employee stock transactions	161	139	373	306
Non-GAAP gross profit	$246,246	$194,744	$479,233	$376,224
Gross margin	83%	81%	83%	81%
Non-GAAP gross margin	87%	85%	87%	85%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$284,347	$228,536	$553,775	$442,062
GAAP sales and marketing	127,922	125,362	248,916	242,725
Stock-based compensation expense	(15,671)	(14,470)	(28,691)	(27,574)
Amortization of acquired intangible assets	(3,145)	(3,106)	(6,251)	(6,213)
Employer payroll tax on employee stock transactions	(788)	(618)	(2,052)	(1,617)
Acquisition-related expenses	(1,000)	(548)	(1,448)	(1,454)
Non-GAAP sales and marketing	$107,318	$106,620	$210,474	$205,867
GAAP sales and marketing as a percentage of revenue	45%	55%	45%	55%
Non-GAAP sales and marketing as a percentage of revenue	38%	47%	38%	47%

GAAP research and development	$72,308	$73,216	$142,907	$153,252
Stock-based compensation expense	(17,628)	(16,270)	(31,363)	(36,051)
Amortization of acquired intangible assets	(665)	(675)	(1,340)	(1,409)
Employer payroll tax on employee stock transactions	(900)	(891)	(2,568)	(2,247)
Acquisition-related expenses	—	(204)	—	(6,188)
Non-GAAP research and development	$53,115	$55,176	$107,636	$107,357
GAAP research and development as a percentage of revenue	25%	32%	26%	35%
Non-GAAP research and development as a percentage of revenue	19%	24%	19%	24%

GAAP general and administrative	$50,792	$46,383	$101,810	$91,571
Stock-based compensation expense	(13,961)	(9,909)	(25,690)	(20,384)
Employer payroll tax on employee stock transactions	(494)	(503)	(1,539)	(1,135)
Acquisition-related expenses	(563)	—	(563)	—
Non-GAAP general and administrative	$35,774	$35,971	$74,018	$70,052
GAAP general and administrative as a percentage of revenue	18%	20%	18%	21%
Non-GAAP general and administrative as a percentage of revenue	13%	16%	13%	16%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$284,347	$228,536	$553,775	$442,062
Loss from operations	(14,776)	(58,729)	(33,682)	(127,992)
Stock-based compensation expense	50,943	43,529	92,612	89,385
Amortization of acquired intangible assets	9,966	9,274	19,632	18,608
Employer payroll tax on employee stock transactions	2,343	2,151	6,532	5,305
Acquisition-related expenses	1,563	752	2,011	7,642
Non-GAAP income (loss) from operations	$50,039	$(3,023)	$87,105	$(7,052)
Operating margin	(5%)	(26%)	(6%)	(29%)
Non-GAAP operating margin	18%	(1%)	16%	(2%)

Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$284,347	$228,536	$553,775	$442,062
Net loss	(6,311)	(52,881)	(17,277)	(116,328)
Stock-based compensation expense	50,943	43,529	92,612	89,385
Amortization of acquired intangible assets	9,966	9,274	19,632	18,608
Employer payroll tax on employee stock transactions	2,343	2,151	6,532	5,305
Acquisition-related expenses	1,563	752	2,011	7,642
Non-GAAP net income	$58,504	$2,825	$103,510	$4,612

Numerator:
Non-GAAP net income	$58,504	$2,825	$103,510	$4,612

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	146,938,942	141,238,489	146,207,469	140,446,873
Effect of dilutive securities: Employee stock awards	4,653,396	6,117,368	5,349,382	6,537,556
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	151,592,338	147,355,857	151,556,851	146,984,429

GAAP net loss per share, basic	$(0.04)	$(0.37)	$(0.12)	$(0.83)
GAAP net loss per share, diluted	$(0.04)	$(0.37)	$(0.12)	$(0.83)
Non-GAAP net income per share, basic	$0.40	$0.02	$0.71	$0.03
Non-GAAP net income per share, diluted	$0.39	$0.02	$0.68	$0.03
Computation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by (used in) operating activities	$58,695	$(11,677)	$127,840	$17,598
Purchases of property, plant, and equipment	(1,874)	(2,521)	(3,963)	(4,694)
Capitalized software development costs	(10,218)	(9,400)	(19,732)	(17,351)
Non-GAAP free cash flow	$46,603	$(23,598)	$104,145	$(4,447)